Exhibit 99.1
ELEVENTH AMENDED AND RESTATED SHARE REDEMPTION PROGRAM
Effective as of January 1, 2019
The board of directors of KBS Strategic Opportunity REIT, Inc., a Maryland corporation (the “Company”), has adopted an Eleventh Amended and Restated Share Redemption Program (the “SRP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s charter unless otherwise defined herein.
1.Qualifying Stockholders. “Qualifying Stockholders” are (a) holders of the Company’s shares of Common Stock (the “Shares”) who have held their Shares for at least one year, provided that, if the Company is redeeming all of a stockholder’s Shares, then there is no holding period requirement for Shares purchased pursuant to the Company’s dividend reinvestment plan and (b) stockholders or authorized representatives of stockholders qualifying for the special redemption provisions set forth in paragraphs 6, 7 and 8 below.
For purposes of determining the time period a redeeming stockholder has held each Share, the time period begins as of the date the stockholder acquired the Share; provided, that Shares purchased by the redeeming stockholder pursuant to the Company’s dividend reinvestment plan will be deemed to have been acquired on the same date as the initial Share to which the dividend reinvestment plan Shares relate. The date of the Share’s original issuance by the Company is not determinative.
2.Share Redemption. Subject to the terms and conditions of this SRP, including the limitations on redemptions set forth in paragraph 4 and the procedures for redemption set forth in paragraph 5, the Company will redeem such number of Shares as requested by a Qualifying Stockholder.
3.Redemption Price. Except as stated in paragraph 6 below with respect to redemption requests made upon a stockholder’s death, Qualifying Disability (as defined in paragraph 7 below) or Determination of Incompetence (as defined in paragraph 8 below), the Company will redeem the Shares of a Qualifying Stockholder at a price equal to 95.0% of the Company’s most recent estimated value per Share as of the applicable Ordinary Redemption Date (as defined in paragraph 5 below).
4.Limitations on Redemption. Notwithstanding anything contained in this SRP to the contrary, the Company’s obligation to redeem Shares pursuant to paragraphs 2 and 6 hereof is limited by each of the following:
a.    Unless the Shares are being redeemed in connection with a stockholder’s death, Qualifying Disability (as defined in paragraph 7) or Determination of Incompetence (as defined in paragraph 8), the Company may not redeem Shares unless the stockholder has held the shares for one year.
b.    The following will apply during the calendar year of 2019:

1)	The Company may redeem no more than $2.0 million of Shares in connection with a stockholder’s death, Qualifying Disability or Determination of Incompetence.

2)
The Company may redeem no more than $2.0 million of Shares per fiscal quarter, excluding Shares redeemed in connection with a stockholder’s death, Qualifying Disability or Determination of Incompetence. To the extent any of such capacity is unused in a fiscal quarter, it will be carried over to the next fiscal quarter for redemption of Shares excluding Shares redeemed in connection with a stockholder’s death, Qualifying Disability or Determination of Incompetence. In addition, to the extent extra capacity from 1) above is available with respect to redemptions in the last month of 2019, such capacity will be made available for redemption of Shares other than in connection with a stockholder’s death, Qualifying Disability or Determination of Incompetence.

c.    The following will apply after December 31, 2019:

1)
During any calendar year, the Company may redeem only the number of Shares that the Company can purchase with the amount of net proceeds from the sale of Shares under the Company’s dividend reinvestment plan during the prior calendar year; provided, however, that this limit may be increased or decreased by the Company upon ten business days’ notice to the Company’s stockholders. The Company’s board of directors may approve an increase in this limit to the extent that the Company has received proceeds from asset sales or the refinancing of debt or for any other reason deemed appropriate by the board of directors. The Company may provide notice by including such information (a) in a Current Report on Form 8-K or in its annual or quarterly reports, all publicly filed with the Securities and Exchange Commission or (b) in a separate mailing to the stockholders. To the extent that the Company redeems less than the number of Shares that the Company can purchase in any calendar year with the amount of net proceeds from the sale of Shares under the Company’s dividend reinvestment plan during the prior calendar year plus any additional funds approved by the Company, such excess capacity to redeem Shares during any calendar year shall be added to the Company’s capacity to otherwise redeem Shares during the subsequent calendar year. Furthermore, during any calendar year, once the Company has received requests for redemptions, whether in connection with a stockholder’s death, Qualifying Disability (as defined in paragraph 7) or Determination of Incompetence (as defined in paragraph 8), or otherwise, that if honored, and when combined with all prior redemptions made during the calendar year, would result in the amount of remaining funds available for the redemption of additional Shares in such calendar year being $1.0 million or less, the last $1.0 million of available funds shall be reserved exclusively for Shares being redeemed in connection with a stockholder’s death, Qualifying Disability (as defined in paragraph 7) or Determination of Incompetence (as defined in paragraph 8). To the extent that, in the last month of any calendar year, the amount of redemption requests in connection with a stockholder’s death, Qualifying Disability or Determination of Incompetence is less than the amount of available funds reserved for such redemptions in accordance with the previous sentence, any excess funds may be used to redeem shares not in connection with a stockholder’s death, Qualifying Disability or Determination of Incompetence during such month.

2)
During any fiscal quarter, the Company may redeem no more than $3.0 million of Shares (excluding Shares redeemed in connection with a stockholder’s death, Qualifying Disability or Determination of Incompetence). To the extent that, in a given fiscal quarter, the Company redeems less than the sum of (a) $3.0 million of Shares (excluding Shares redeemed in connection with a stockholder’s death, Qualifying Disability or Determination of Incompetence) and (b) any excess capacity carried over to such fiscal quarter from a prior fiscal quarter as described below, any remaining excess capacity to redeem Shares in such fiscal quarter shall be added to the Company’s capacity to otherwise redeem Shares (excluding Shares redeemed in connection with a stockholder’s death, Qualifying Disability or Determination of Incompetence) during the succeeding fiscal quarter. This limit may be increased or decreased by the Company upon ten business days’ notice to the Company’s stockholders. The Company’s board of directors may approve an increase in this limit to the extent that the Company has received proceeds from asset sales or the refinancing of debt or for any other reason deemed appropriate by the board of directors. The Company may provide notice by including such information (a) in a Current Report on Form 8-K or in its annual or quarterly reports, all publicly filed with the Securities and Exchange Commission or (b) in a separate mailing to the stockholders. For the avoidance of doubt, any additional funds authorized by the Company’s board of directors pursuant to the terms of a prior version of the SRP and not used for redemptions in prior fiscal quarters shall continue to be available for redemptions in succeeding fiscal quarters under this paragraph 4.

d.    During any calendar year, the Company may redeem no more than 5% of the weighted-average number of Shares outstanding during the prior calendar year.
e.    The Company has no obligation to redeem Shares if the redemption would violate the restrictions on distributions under Maryland General Corporation Law, as amended from time to time, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.
5.Procedures for Redemption. The Company has engaged a third party to administer the SRP. Upon any change to the identity or the mailing address of the program administrator, the Company will notify stockholders of such change. The Company will redeem Shares in connection with a stockholder’s death, Qualifying Disability or Determination of Incompetence on the last business day of each month (the “Special Redemption Date”). The Company will redeem all other Shares on the last business day of each fiscal quarter (the “Ordinary Redemption Date”). For a stockholder’s Shares to be eligible for redemption in a given month or quarter, as applicable, the program administrator must receive a written redemption request from the stockholder or from an authorized representative of the stockholder setting forth the number of Shares requested to be redeemed at least five business days before the Special Redemption Date or the Ordinary Redemption Date, as applicable. If the Company cannot repurchase all Shares presented for redemption in any month or quarter, as applicable, because of the limitations on redemptions set forth in paragraph 4, then the Company will honor redemption requests on a pro rata basis, except that if a pro rata redemption would result in a stockholder owning less than the minimum purchase requirement described in a currently effective, or the most recently effective, registration statement of the Company as such registration statement has been amended or supplemented, then the Company would redeem all of such stockholder’s Shares.
If the Company does not completely satisfy a redemption request on a Special Redemption Date or Ordinary Redemption Date, as applicable, because the program administrator did not receive the request in time, because of the limitations on redemption set forth in paragraph 4, or because of a suspension of the SRP, then the Company will treat the unsatisfied portion of the redemption request as a request for redemption at the next Special Redemption Date or Ordinary Redemption Date, as applicable, on which funds are available for redemption, unless the redemption request is withdrawn. Any stockholder can withdraw a redemption request by sending written notice to the program administrator, provided such notice is received at least five business days before the Special Redemption Date or Ordinary Redemption Date, as applicable.
6.Special Provision upon a Stockholder’s Death, Qualifying Disability or Determination of Incompetence. The Company will treat redemption requests made upon a stockholder’s death, Qualifying Disability (as defined in paragraph 7) or Determination of Incompetence (as defined in paragraph 8) differently, as follows:
a.There is no one-year holding requirement.
b.The redemption price per Share will be the Company’s most recent estimated value per Share as of the applicable Special Redemption Date (as defined in paragraph 5 above).

Except as specifically set forth in this paragraph 6, redemptions upon a stockholder’s death, Qualifying Disability (as defined in paragraph 7) or Determination of Incompetence (as defined in paragraph 8) are subject to the same limitations and terms and conditions as other redemptions, including the limitations on redemptions set forth in paragraph 4 and the redemption request procedures set forth in paragraph 5.
7.Qualifying Disability Determinations. In order for a disability to entitle a stockholder to the special redemption terms described in paragraph 6 (a “Qualifying Disability”), (1) the stockholder must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the Shares to be redeemed, and (2) such determination of disability must be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “Applicable Government Agency”). The Applicable Government Agencies are limited to the following: (i) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the Applicable Governmental Agency is the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (ii) if the stockholder did not pay Social Security taxes and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (“CSRS”), then the Applicable Governmental Agency is the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (iii) if the stockholder did not pay Social Security taxes and, therefore, could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the Applicable Governmental Agency is the Department of Veterans Affairs or the agency charged with the responsibility for administering military disability benefits at that time if other than the Department of Veterans Affairs.
Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums will not entitle a stockholder to the special redemption terms described in paragraph 6. Redemption requests following an award by the applicable governmental agency of disability benefits must be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Department of Veterans Affairs record of disability-related discharge or such other documentation issued by the Applicable Governmental Agency that the Company deems acceptable and that demonstrates an award of the disability benefits.
As the following disabilities do not entitle a worker to Social Security disability benefits, they do not qualify for special redemption terms, except in the limited circumstances when the investor is awarded disability benefits by the other Applicable Governmental Agencies described above:
a.disabilities occurring after the legal retirement age; and

b.disabilities that do not render a worker incapable of performing substantial gainful activity.
8.Determination of Incompetence. In order for a determination of incompetence or incapacitation to entitle a stockholder to the special redemption terms described in paragraph 6 (a “Determination of Incompetence”), a state or federal court located in the United States (a “U.S. Court”) must declare, determine or find the stockholder to be (i) mentally incompetent to enter into a contract, to prepare a will or to make medical decisions or (ii) mentally incapacitated, in both cases such determination must be made by a U.S. court after the date the stockholder acquired the Shares to be redeemed.
A determination of incompetence or incapacitation by any person or entity other than a U.S. Court, or for any purpose other than those listed above, will not entitle a stockholder to the special redemption terms described in paragraph 6. Redemption requests following a Determination of Incompetence by a U.S. Court must be accompanied by the court order, determination or the certificate of the court declaring the stockholder incompetent or incapacitated.
9.Termination, Suspension or Amendment of the SRP by the Company. The Company may amend, suspend or terminate the SRP for any reason upon ten business days’ notice to the Company’s stockholders. The Company may provide notice by including such information (a) in a Current Report on Form 8-K or in its annual or quarterly reports, all publicly filed with the Securities and Exchange Commission or (b) in a separate mailing to the stockholders.
The SRP provides stockholders a limited ability to redeem Shares for cash until a secondary market develops for the Shares. If and when such a secondary market develops, the SRP will terminate.
10.Notice of Redemption Requests. Qualifying Stockholders who desire to redeem their Shares must provide written notice to the Company on the form provided by the Company.
11.Liability of the Company. The Company shall not be liable for any act done in good faith or for any good faith omission to act.
12.Governing Law. The SRP shall be governed by the laws of the State of Maryland.